Brunswick Corporation 26125 N. Riverwoods Blvd., Suite 500, Mettawa, IL 60045
Telephone 847.735.4700

Release:	IMMEDIATE
Contact:	Neha Clark
Senior Vice President Enterprise Finance
Phone:	847-735-4001

Contact:	Lee Gordon
Vice President - Brunswick Global Communications & Public Affairs
Phone:	847-735-4003
Email:	lee.gordon@brunswick.com

Brunswick Reports Second Quarter Results

Continued Outstanding Operating Performance Drives Record Results

Second Quarter GAAP Diluted EPS of $2.61 and As Adjusted Diluted EPS of $2.82

Narrowing 2022 Guidance: Adjusted Diluted EPS Range of $10.00 - $10.30
METTAWA, Ill., July 28, 2022 -- Brunswick Corporation (NYSE: BC) today reported results for the second quarter of 2022:
Second Quarter 2022 Highlights:

	Q2 2022
$ in millions (except per share data)	GAAP	Change vs Q2'21	As Adjusted	Change vs Q2'21
Net Sales	$1,835.6	18.1%	$1,835.6	18.1%
Operating Earnings	$279.0	11.5%	$300.2	12.7%
Operating Margin	15.2%	(90) bps	16.4%	(70) bps
Diluted EPS from Continuing Operations	$2.61	14.0%	$2.82	11.9%

bps = basis points

"For the second quarter, we delivered our first ever quarter with $300 million of adjusted operating earnings, and together with record revenue and EPS, continued our trend of exceptional performance in a challenging macro-economic landscape. We maintained our strong focus on cost control and operational efficiencies, while still continuing to invest in new capacity, new product programs, and ACES initiatives necessary to fuel growth and market share gains," said Brunswick Chief Executive Officer David Foulkes. "Consumer demand for our products remained strong as we worked through a period of tougher year-over-year retail comparisons versus a particularly strong first-half of 2021, while being impacted by continued low field inventory and some enduring supply chain disruptions. Global boat field inventory levels were 55 percent lower at the end of the second quarter 2022 versus the same time in 2019, with inventory levels in certain product categories, including Saltwater Fish and Recreational Fiberglass, remaining at historic lows and with substantial backlogs of retail-ordered product.

Our propulsion business continues to deliver outstanding results, with record sales, operating earnings, and operating margins enabled by increased production and operating efficiencies. Mercury Marine continues to expand outboard propulsion retail market share around the globe, led by gains in high-horsepower categories, and has now gained share in each of the last five years in outboard engines above 75 horsepower in the U.S., capturing an increase of almost 600 basis points. As the additional outboard engine capacity at the Fond du Lac, Wisconsin facility comes online towards the end of this year, and supply constraints are alleviated, we expect further global market share gains.

Our parts and accessories businesses delivered strong sales growth, as benefits from acquisitions completed in 2021, steady engine P&A sales in the U.S., and strong OEM sales from our Advanced Systems Group helped to offset headwinds related to early-quarter poor weather in certain northern locations, constrained supply of some third-party product-lines to our distribution businesses, and retailers returning to more normal stocking patterns. Segment earnings were flat against an extremely strong second quarter 2021 but were far in excess of 2019 as boating participation remains significantly elevated and continues to drive our aftermarket businesses.

Our boat business posted robust top-line growth in the quarter, with double-digit operating margins which increased sequentially for the third consecutive quarter. Each product category delivered strong top-line growth, with our Aluminum Fishing and Recreational Fiberglass brands also significantly expanding operating margins. Finally, Freedom Boat Club continues on its growth trajectory in the U.S. and Europe, and now has more than 360 locations, over 50,000 membership agreements covering 80,000 members network-wide, and a fleet of almost 5,000 boats, all while generating exceptionally strong synergy sales across our marine portfolio.

On capital strategy, we took further advantage of the overall market and sector value dislocation to complete $140 million of share repurchases in the quarter, bringing year-to-date repurchases to $220 million. We plan to maintain a similar pace in the third quarter and are significantly increasing our 2022 annual share repurchase target to $400 million, enabled by a fresh board authorization of $500 million. Combined with our regular quarterly dividend of $0.365, we expect capital returned to shareholders to exceed $500 million in 2022, an all-time high," Foulkes concluded.

2022 Second Quarter Results

For the second quarter of 2022, Brunswick reported consolidated net sales of $1,835.6 million, up from $1,554.8 million in the second quarter of 2021. Diluted EPS for the quarter was $2.61 on a GAAP basis and $2.82 on an as adjusted basis. Sales in each segment benefited from higher prices implemented since the second quarter of 2021, partially offset by unfavorable changes in foreign currency exchange rates and supply chain inefficiencies, while each segment's operating earnings were also impacted by continued material, freight, and labor inflationary pressures and spending on growth-related initiatives. In addition, versus the second quarter of 2021:
Propulsion segment reported a 13 percent increase in sales due to continued strong global demand and sales volume increases for all product categories. Robust operating earnings growth was enabled by increased sales and lower operating expenses, slightly offset by investments in capacity and product development.
Parts and Accessories segment reported a 19 percent increase in sales driven by acquisitions completed in 2021 and strength in the base ASG businesses. Operating earnings were flat as the benefits from acquisitions were offset from outsized material and freight inflation headwinds.
Boat segment reported a 27 percent increase in sales due to increased sales volumes to dealers. Freedom Boat Club, which is part of Business Acceleration, contributed approximately 6 percent of sales to the segment in the quarter. Growth in segment operating earnings and operating margin was enabled by increased sales volumes, together with operational efficiencies and positive changes in product mix, partially offset by inefficiencies resulting from supply chain disruptions, and the production ramp-up of the new Boston Whaler Flagler facility which will be substantially complete by the end of the third quarter.

Review of Cash Flow and Balance Sheet

Cash and marketable securities totaled $615.6 million at the end of the second quarter, up $248.1 million from 2021 year-end levels.

Net cash provided by operating activities during the first six months of the year of $149.4 million includes net earnings net of non-cash items and the seasonal impact of increasing working capital.

Investing and financing activities resulted in net cash provided of $76.2 million during the first half of 2022 including the issuance of $750 million of 10-year and 30-year notes in the first quarter for general corporate purposes, net of $220.0 million of share repurchases, $196.5 million of capital expenditures, $95.7 million of cash paid for acquisitions of businesses, net of cash acquired, $58.0 million of long-term debt repayments, and $55.4 million of dividend payments.

2022 Outlook

"We continue to deliver historically strong financial results for our shareholders despite a turbulent macro-economic climate", said Foulkes. "We are confident in our ability to continue successfully executing our strategic plan and delivering significant shareholder returns. The barrage of exciting new products that are already coming to market and will be launched in the balance of the year, coupled with our operational excellence, cost control, and focused investment in capacity and ACES technology, all enabled by prudent capital strategy actions, position us well to deliver strong results in 2022 and progress us towards our 2025 targets.

As a result of significantly lower inventory and continued strong boating participation, production levels remain on track across all our businesses to satisfy retail demand and to rebuild product pipelines over time. Despite external headwinds including increasingly unfavorable foreign currency exchange rates, inflation, and remaining supply chain and freight disruptions, we continue to have good visibility on our ability to drive growth, resulting in the following updated guidance for full-year 2022. We anticipate:
1.Net sales between $6.9 billion and $7.1 billion;
2.Adjusted diluted EPS in the range of $10.00 - $10.30; and

3.Third quarter 2022 revenue growth of mid-twenties percent over the third quarter of 2021 and EPS between $2.50 and $2.65.

Finally, I want to offer heartfelt appreciation and thanks to our over 18,000 global employees for all the hard work and dedication, allowing us to continue to drive towards our strategic goals in an uncertain global environment," Foulkes concluded.

Use of Non-GAAP Financial Information

A reconciliation of GAAP to non-GAAP financial measures used in this release is provided in the reconciliation sections of the consolidated financial statements accompanying this release.

In order to better align Brunswick's reported results with the internal metrics used by Brunswick's management to evaluate business performance as well as to provide better comparisons to prior periods and peer data, non-GAAP measures used in this release exclude the impact of purchase accounting amortization related to acquisitions, among other adjustments.

Brunswick does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include restructuring, exit, and impairment costs, special tax items, acquisition-related costs, and certain other unusual adjustments.

Conference Call Scheduled

Brunswick will hold a conference call today at 10 a.m. CDT, hosted by David M. Foulkes, chief executive officer, Ryan M. Gwillim, executive vice president and chief financial officer, and Neha Clark, senior vice president enterprise finance. The call will be broadcast over the Internet at www.brunswick.com/investors. To listen to the call, go to the website at least 15 minutes before the call to register, download, and install any needed audio software.

See Brunswick’s website for slides used to supplement conference call remarks at www.brunswick.com/investors.

Security analysts and investors wishing to participate via telephone should call 877-900-9524 (no password needed). Callers outside of North America should call 412-902-0029 (no password needed) to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A replay of the conference call will be available through 1 p.m. CDT on Thursday August 4, 2022, by calling 877-660-6853 or 201-612-7415 (Access ID: 13730966). The replay will also be available at www.brunswick.com/investors.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “should,” “expect,” "anticipate," "project," "position," “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including the amount of disposable income consumers have available for discretionary spending; fiscal and monetary policy concerns; adverse capital market conditions; changes in currency exchange rates; higher energy and fuel costs; competitive pricing pressures; interest-rate risk related to our debt; the coronavirus (COVID-19) pandemic and the emergence of variant strains; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties, including as a result of pressures due to the pandemic; supplier manufacturing constraints, increased demand for shipping carriers, and transportation disruptions; managing our manufacturing footprint; adverse weather conditions, climate change events and other catastrophic event risks; international business risks, geopolitical tensions or conflicts, sanctions, embargoes, or other regulations; our ability to develop new and innovative products and services at a competitive price; our ability to meet demand in a rapidly changing environment; loss of key customers; absorbing fixed costs in production; risks associated with joint ventures that do not operate solely for our benefit; our ability to integrate acquisitions, including Navico, and the risk for associated disruption to our business; the risk that unexpected costs will be incurred in connection with the Navico transaction or the possibility that the expected synergies and value creation from the transaction will not be realized or will not be realized within the expected time period; our ability to successfully implement our strategic plan and growth initiatives; attracting and retaining skilled labor, implementing succession plans for key leadership, and executing organizational and leadership changes; our ability to identify, complete, and integrate targeted acquisitions; the risk that strategic divestitures will not provide business benefits; maintaining effective distribution; risks related to dealers and customers being able to access adequate financing; requirements for us to repurchase inventory; inventory reductions by dealers, retailers, or independent boat builders; risks related to the Freedom Boat Club franchise business model; outages, breaches, or other cybersecurity events regarding our technology systems, which could affect manufacturing and business operations and could result in lost or stolen information and associated remediation costs; our ability to protect our brands and intellectual property; changes to U.S. trade policy and tariffs; any impairment to the value of goodwill and other assets; product liability, warranty, and other claims risks; legal, environmental, and other regulatory compliance, including increased costs, fines, and reputational risks; changes in income tax legislation or enforcement; managing our share repurchases; and risks associated with certain divisive shareholder activist actions.

Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2021 and in
subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release.

About Brunswick

Headquartered in Mettawa, Ill., Brunswick Corporation’s leading consumer brands include Mercury Marine outboard engines; Mercury MerCruiser sterndrive and inboard packages; Mercury global parts and accessories including propellers and SmartCraft electronics; Advanced Systems Group, which includes industry-leading brands such as Simrad, Lowrance, C-Map, B&G, MotorGuide, Attwood, Mastervolt, RELiON, Blue Sea Systems, CZone, and ASG Connect system integrators; Land 'N' Sea, BLA, Payne’s Marine, Kellogg Marine, and Lankhorst Taselaar marine parts distribution; Mercury and Quicksilver parts and oils; Bayliner, Boston Whaler, Crestliner, Cypress Cay, Harris, Heyday, Lowe, Lund, Princecraft, Quicksilver, Rayglass, Sea Ray, and Uttern boats; and Freedom Boat Club, Boateka, Boating Services Network and Boat Class. For more information, visit www.brunswick.com.

Brunswick Corporation
Comparative Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	July 2, 2022	July 3, 2021	% Change	July 2, 2022	July 3, 2021	% Change
Net sales	$1,835.6	$1,554.8	18%	$3,531.3	$2,988.0	18%
Cost of sales	1,299.2	1,093.3	19%	2,511.3	2,109.2	19%
Selling, general and administrative expense	207.2	173.6	19%	399.9	324.4	23%
Research and development expense	50.2	37.5	34%	101.6	71.6	42%
Restructuring, exit and impairment charges	—	0.2	-100%	—	0.7	-100%
Operating earnings	279.0	250.2	12%	518.5	482.1	8%
Equity earnings	0.7	0.4	75%	1.5	1.2	25%
Other expense, net	0.3	(1.5)	NM	(1.2)	(2.8)	-57%
Earnings before interest and income taxes	280.0	249.1	12%	518.8	480.5	8%
Interest expense	(25.9)	(15.4)	68%	(44.3)	(30.2)	47%
Interest income	0.5	0.9	-44%	0.6	1.1	-45%
Loss on early extinguishment of debt	—	—	NM	(0.1)	—	NM
Earnings before income taxes	254.6	234.6	9%	475.0	451.4	5%
Income tax provision	55.8	55.2	1%	102.2	102.6	0%
Net earnings from continuing operations	$198.8	$179.4	11%	$372.8	$348.8	7%

Net loss from discontinued operations, net of tax	(1.5)	—	NM	(1.3)	(0.1)	NM
Net earnings	$197.3	$179.4	10%	$371.5	$348.7	7%

Earnings per common share:
Basic
Earnings from continuing operations	$2.63	$2.30	14%	$4.89	$4.47	9%
Loss from discontinued operations	(0.02)	—	NM	(0.02)	—	NM
Net earnings	$2.61	$2.30	13%	$4.87	$4.47	9%

Diluted
Earnings from continuing operations	$2.61	$2.29	14%	$4.86	$4.44	9%
Loss from discontinued operations	(0.02)	—	NM	(0.02)	—	NM
Net earnings	$2.59	$2.29	13%	$4.84	$4.44	9%

Weighted average shares used for computation of:
Basic earnings per common share	75.7	78.0		76.3	78.0
Diluted earnings per common share	76.1	78.5		76.7	78.6

Effective tax rate	21.9%	23.5%		21.5%	22.7%

NM = not meaningful

Brunswick Corporation
Reconciliation to Adjusted Metrics - Consolidated
(in millions)
(unaudited)

	Three Months Ended
	Operating Earnings		Diluted Earnings Per Share
(in millions, except per share data)	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
GAAP	$279.0	$250.2	$2.61	$2.29
Restructuring, exit, and impairment charges	—	0.2	—	—
Purchase accounting amortization	14.1	7.6	0.14	0.08
Acquisition, integration, and IT related costs	7.1	7.1	0.07	0.07
Sport Yacht & Yachts	—	1.3	—	0.01
Special tax items	—	—	—	0.07
As Adjusted	$300.2	$266.4	$2.82	$2.52

GAAP operating margin	15.2%	16.1%
Adjusted operating margin	16.4%	17.1%

	Six Months Ended
	Operating Earnings		Diluted Earnings Per Share
(in millions, except per share data)	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
GAAP	$518.5	$482.1	$4.86	$4.44
Restructuring, exit, and impairment charges	—	0.7	—	—
Purchase accounting amortization	37.1	15.1	0.37	0.15
Acquisition, integration, and IT related costs	12.1	8.4	0.12	0.08
Sport Yacht & Yachts	—	3.8	—	0.04
Palm Coast reclassified from held-for-sale	—	0.8	—	0.01
Gain on sale of assets	—	(1.5)	—	(0.01)
Special tax items	—	—	—	0.05
As Adjusted	$567.7	$509.4	$5.35	$4.76

GAAP operating margin	14.7%	16.1%
Adjusted operating margin	16.1%	17.0%

Brunswick Corporation
Selected Financial Information
(in millions)
(unaudited)

Segment Information - GAAP

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	July 2, 2022	July 3, 2021	% Change	July 2, 2022	July 3, 2021	% Change	July 2, 2022	July 3, 2021
Propulsion	$734.2	$649.5	13.0%	$142.0	$122.1	16.3%	19.3%	18.8%
Parts & Accessories	651.5	548.9	18.7%	108.2	114.4	-5.4%	16.6%	20.8%
Boat	568.4	449.1	26.6%	58.9	44.2	33.3%	10.4%	9.8%
Corporate/Other	—	—		(30.1)	(30.5)	-1.3%
Segment Eliminations	(118.5)	(92.7)	27.8%	—	—
Total	$1,835.6	$1,554.8	18.1%	$279.0	$250.2	11.5%	15.2%	16.1%

Segment Information - As Adjusted

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	July 2, 2022	July 3, 2021	% Change	July 2, 2022	July 3, 2021	% Change	July 2, 2022	July 3, 2021
Propulsion	$734.2	$649.5	13.0%	$142.0	$122.1	16.3%	19.3%	18.8%
Parts & Accessories	651.5	548.9	18.7%	126.9	127.6	-0.5%	19.5%	23.2%
Boat	568.4	449.1	26.6%	61.4	47.2	30.1%	10.8%	10.5%
Corporate/Other	—	—		(30.1)	(30.5)	-1.3%
Segment Eliminations	(118.5)	(92.7)	27.8%	—	—
Total	$1,835.6	$1,554.8	18.1%	$300.2	$266.4	12.7%	16.4%	17.1%

Segment Information - GAAP

	Six Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	July 2, 2022	July 3, 2021	% Change	July 2, 2022	July 3, 2021	% Change	July 2, 2022	July 3, 2021
Propulsion	$1,440.1	$1,307.3	10.2%	$267.3	$246.6	8.4%	18.6%	18.9%
Parts & Accessories	1,269.3	1,008.5	25.9%	199.8	206.3	-3.2%	15.7%	20.5%
Boat	1,061.2	868.6	22.2%	104.2	85.0	22.6%	9.8%	9.8%
Corporate/Other	—	—		(52.8)	(55.8)	-5.4%
Segment Eliminations	(239.3)	(196.4)	21.8%	—	—
Total	$3,531.3	$2,988.0	18.2%	$518.5	$482.1	7.6%	14.7%	16.1%

Segment Information - As Adjusted

	Six Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	July 2, 2022	July 3, 2021	% Change	July 2, 2022	July 3, 2021	% Change	July 2, 2022	July 3, 2021
Propulsion	$1,440.1	$1,307.3	10.2%	$267.3	$246.6	8.4%	18.6%	18.9%
Parts & Accessories	1,269.3	1,008.5	25.9%	243.5	225.7	7.9%	19.2%	22.4%
Boat	1,061.2	868.6	22.2%	109.7	92.9	18.1%	10.3%	10.7%
Corporate/Other	—	—		(52.8)	(55.8)	-5.4%
Segment Eliminations	(239.3)	(196.4)	21.8%	—	—
Total	$3,531.3	$2,988.0	18.2%	$567.7	$509.4	11.4%	16.1%	17.0%

Brunswick Corporation
Reconciliation to Adjusted Metrics - Segment Information
(in millions)
(unaudited)

Propulsion Segment	Three Months Ended		2022 vs. 2021
	July 2, 2022	July 3, 2021	$ Change	% Change
Net sales	$734.2	$649.5	$84.7	13.0%
Operating earnings	142.0	122.1	19.9	16.3%
Operating margin	19.3%	18.8%		50 bps

Parts & Accessories Segment	Three Months Ended		2022 vs. 2021
	July 2, 2022	July 3, 2021	$ Change	% Change
Net sales	$651.5	$548.9	$102.6	18.7%

GAAP operating earnings	$108.2	$114.4	$(6.2)	(5.4)%
Restructuring, exit and impairment charges	—	0.2	(0.2)	(100.0)%
Purchase accounting amortization	13.4	7.2	6.2	86.1%
Acquisition, integration, and IT related costs	5.3	5.8	(0.5)	(8.6)%
Adjusted operating earnings	$126.9	$127.6	$(0.7)	(0.5)%

GAAP operating margin	16.6%	20.8%		(420) bps
Adjusted operating margin	19.5%	23.2%		(370) bps

Boat Segment	Three Months Ended		2022 vs. 2021
	July 2, 2022	July 3, 2021	$ Change	% Change
Net sales	$568.4	$449.1	$119.3	26.6%

GAAP operating earnings	$58.9	$44.2	$14.7	33.3%
Acquisition, integration, and IT related costs	1.8	1.3	0.5	38.5%
Purchase accounting amortization	0.7	0.4	0.3	75.0%
Sport Yacht & Yachts	—	1.3	(1.3)	(100.0)%
Adjusted operating earnings	$61.4	$47.2	$14.2	30.1%

GAAP operating margin	10.4%	9.8%		60 bps
Adjusted operating margin	10.8%	10.5%		30 bps

Corporate/Other	Three Months Ended		2022 vs. 2021
	July 2, 2022	July 3, 2021	$ Change	% Change
Operating loss	$(30.1)	$(30.5)	$0.4	(1.3)%

Propulsion Segment	Six Months Ended		2022 vs. 2021
	July 2, 2022	July 3, 2021	$ Change	% Change
Net sales	$1,440.1	$1,307.3	$132.8	10.2%
Operating earnings	267.3	246.6	20.7	8.4%
Operating margin	18.6%	18.9%		(30) bps

Parts & Accessories Segment	Six Months Ended		2022 vs. 2021
	July 2, 2022	July 3, 2021	$ Change	% Change
Net sales	$1,269.3	$1,008.5	$260.8	25.9%

GAAP operating earnings	$199.8	$206.3	$(6.5)	(3.2)%
Restructuring, exit and impairment charges	—	0.7	(0.7)	(100.0)%
Purchase accounting amortization	35.8	14.4	21.4	148.6%
Acquisition, integration, and IT related costs	7.9	5.8	2.1	36.2%
Gain on sale of assets	—	(1.5)	1.5	(100.0)%
Adjusted operating earnings	$243.5	$225.7	$17.8	7.9%

GAAP operating margin	15.7%	20.5%		(480) bps
Adjusted operating margin	19.2%	22.4%		(320) bps

Boat Segment	Six Months Ended		2022 vs. 2021
	July 2, 2022	July 3, 2021	$ Change	% Change
Net sales	$1,061.2	$868.6	$192.6	22.2%

GAAP operating earnings	$104.2	$85.0	$19.2	22.6%
Acquisition, integration, and IT related costs	4.2	2.6	1.6	61.5%
Purchase accounting amortization	1.3	0.7	0.6	85.7%
Sport Yacht & Yachts	—	3.8	(3.8)	(100.0)%
Palm Coast reclassified from held-for-sale	—	0.8	$(0.8)	(100.0)%
Adjusted operating earnings	$109.7	$92.9	$16.8	18.1%

GAAP operating margin	9.8%	9.8%		0 bps
Adjusted operating margin	10.3%	10.7%		(40) bps

Corporate/Other	Six Months Ended		2022 vs. 2021
	July 2, 2022	July 3, 2021	$ Change	% Change
Operating loss	$(52.8)	$(55.8)	$3.0	(5.4)%
bps = basis points

Brunswick Corporation
Comparative Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	July 2, 2022	December 31, 2021	July 3, 2021
Assets
Current assets
Cash and cash equivalents, at cost, which approximates fair value	$566.7	$354.5	$590.2
Restricted cash	11.9	12.2	9.7
Short-term investments in marketable securities	37.0	0.8	0.8
Total cash and short-term investments in marketable securities	615.6	367.5	600.7
Accounts and notes receivable, net	611.0	485.3	503.3
Inventories
Finished goods	746.0	685.5	468.6
Work-in-process	201.4	176.8	147.6
Raw materials	425.0	345.7	218.9
Net inventories	1,372.4	1,208.0	835.1
Prepaid expenses and other	86.4	63.8	48.9
Current assets	2,685.4	2,124.6	1,988.0

Net property	1,164.4	1,046.9	912.0

Other assets
Goodwill	966.7	888.4	434.3
Other intangibles, net	1,038.2	1,052.1	536.3
Deferred income tax asset	128.6	146.0	117.2
Operating lease assets	103.0	92.8	85.9
Equity investments	48.0	43.8	41.4
Other long-term assets	32.2	30.4	23.4
Other assets	2,316.7	2,253.5	1,238.5

Total assets	$6,166.5	$5,425.0	$4,138.5

Liabilities and shareholders’ equity
Current liabilities
Short-term debt and current maturities of long-term debt	$3.0	$37.4	$43.5
Accounts payable	644.0	693.5	588.2
Accrued expenses	700.7	711.3	619.6
Current liabilities	1,347.7	1,442.2	1,251.3

Debt	2,499.0	1,779.0	832.0
Other long-term liabilities	315.2	289.6	285.7
Shareholders’ equity	2,004.6	1,914.2	1,769.5
Total liabilities and shareholders’ equity	$6,166.5	$5,425.0	$4,138.5

Supplemental Information
Debt-to-capitalization rate	55.5%	48.7%	33.1%

Brunswick Corporation
Comparative Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Six Months Ended
	July 2, 2022	July 3, 2021
Cash flows from operating activities
Net earnings	$371.5	$348.7
Less: net loss from discontinued operations, net of tax	(1.3)	(0.1)
Net earnings from continuing operations, net of tax	372.8	348.8
Stock compensation expense	12.0	14.8
Depreciation and amortization	106.1	84.6
Pension funding, net of expense	(0.3)	(1.3)
Asset impairment charges	1.5	0.8
Deferred income taxes	10.8	12.3
Changes in certain current assets and current liabilities	(338.6)	(136.5)
Long-term extended warranty contracts and other deferred revenue	8.8	9.0
Income taxes	(5.9)	10.0
Other, net	(17.8)	8.0
Net cash provided by operating activities of continuing operations	149.4	350.5
Net cash used for operating activities of discontinued operations	(2.5)	(9.1)
Net cash provided by operating activities	146.9	341.4

Cash flows from investing activities
Capital expenditures	(196.5)	(110.3)
Purchases of marketable securities	(36.2)	—
Sales or maturities of marketable securities	—	55.9
Investments	(4.0)	(9.1)
Acquisition of businesses, net of cash acquired	(95.7)	(16.7)
Proceeds from the sale of property, plant and equipment	3.0	4.6
Cross currency swap settlement	16.7	—
Net cash used for investing activities	(312.7)	(75.6)

Cash flows from financing activities
Proceeds from issuances of short-term debt	125.9	—
Payments of short-term debt	(125.0)	—
Net proceeds from issuances of long-term debt	741.8	1.9
Payments of long-term debt including current maturities	(58.0)	(78.5)
Common stock repurchases	(220.0)	(55.9)
Cash dividends paid	(55.4)	(47.2)
Proceeds from share-based compensation activity	—	0.5
Tax withholding associated with shares issued for share-based compensation	(16.4)	(12.8)
Other, net	(4.0)	(3.7)
Net cash provided by (used for) financing activities	388.9	(195.7)

Effect of exchange rate changes	(11.2)	(0.5)
Net increase in Cash and cash equivalents and Restricted cash	211.9	69.6
Cash and cash equivalents and Restricted cash at beginning of period	366.7	530.3

Cash and cash equivalents and Restricted cash at end of period	578.6	599.9
Less: Restricted cash	11.9	9.7
Cash and cash equivalents at end of period	$566.7	$590.2

Reconciliation
Free cash flow
Net cash provided by operating activities	$149.4	$350.5

Net cash provided by (used for):
Plus: Capital expenditures	(196.5)	(110.3)
Plus: Proceeds from the sale of property, plant and equipment	3.0	4.6
Plus: Effect of exchange rate changes	(11.2)	(0.5)
Free cash flow	$(55.3)	$244.3